                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          __________________________


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 22, 1999



                        AMERICAN DENTAL PARTNERS, INC.
            (Exact name of registrant as specified in its charter)



            Delaware                 0-23363                 04-3297858
        (State or other            (Commission             (IRS Employer
         jurisdiction              File Number)          Identification No.)
        of incorporation
        or organization)


                        American Dental Partners, Inc.
                        301 Edgewater Place, Suite 302
                        Wakefield, Massachusetts  01880
         (Address of principal executive offices, including zip code)

                                (781) 224-0880
                             (781) 224-4216 (fax)
             (Registrant's telephone number, including area code)



                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
------   ------------------------------------

     On September 22, 1999, American Dental Partners, Inc., a Delaware corporation ("ADP"), through its wholly owned subsidiary, American Dental Partners of California, Inc., a Delaware corporation ("American"), purchased certain non-clinical assets (the "Assets") of four dental practices located in California. These four dental practices are Rouhe, Harris, Douglass, Elias & McEwen, A Professional Dental Corporation, a California professional corporation, dba Riverside Dental Group ("RDG"), and Dental Associates of Riverside, Dental Associates of Moreno Valley, and Dental Associates of Corona, all California general partnerships (collectively, the "Partnerships," and with RDG, collectively, the "Sellers"), pursuant to an Asset Purchase Agreement dated September 21, 1999, among the Sellers, the shareholders of RDG and partners of the Partnerships (the "Owners"), American, and ADP (the "Purchase Agreement").

     The Assets purchased included all furniture, fixtures, equipment, and office and dental supplies of the Sellers, all of the Sellers' rights under any agreements with equipment vendors or other suppliers, and all rights, titles, and interests of the Sellers in proprietary rights, software, and certain other intangible assets. The assets purchased do not include any assets required by law to be owned or maintained by dentists.

     The consideration paid pursuant to the Purchase Agreement was determined through negotiation by the parties and consisted of the following: $9,150,000 in cash; subordinated promissory notes in the aggregate original principal amount of $1,400,000; and the assumption of debt by American in the aggregate amount of $112,745. The source of funds for the cash portion of the consideration paid was from borrowings under ADP's revolving line of credit.

     Prior to the transaction, there was no material relationship between the Sellers or any Owner and ADP, any of ADP's affiliates, any director or officer of ADP, or any associate of any such officer or director. Pursuant to the Purchase Agreement, American has entered into a 40-year service agreement with each of the four new California professional dental corporations formed by the Sellers, pursuant to which American will be responsible for all services necessary for the administration of the non-clinical aspects of the Sellers' dental operations.

     Each of the Sellers is a multi-specialty dental group practice engaged in the business of providing general dentistry and specialty dentistry services, and the Assets were used by each of the Sellers in connection with its business. ADP intends to continue such use of the Assets pursuant to the service agreements described above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------   ---------------------------------

(a)  Financial Statements of Business Acquired

     No financial statements are required to be filed.

(b)  Pro Forma Financial Information

     No pro forma financial information is required to be filed.

(c)  Exhibits
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     The following documents related to the purchase of the Assets are being filed as exhibits to this Form 8-K:

Exhibit
  No.    Description of Exhibit
-------  ----------------------

  2 Asset Purchase Agreement dated September 21, 1999 among American Dental Partners, Inc., American Dental Partners of California, Inc., Rouhe, Harris, Douglass, Elias & McEwen, A Professional Dental Corporation, Dental Associates of Riverside, Dental Associates of Moreno Valley, Dental Associates of Corona (collectively, "Sellers"), and the shareholders and partners of Sellers.

  99     Press release issued by American Dental Partners, Inc. on September 22,
         1999

Schedules and Exhibits to the Purchase Agreement have not been filed because ADP believes they do not contain information material to an investment decision which is not otherwise disclosed in the Purchase Agreement. A list has been attached to the Purchase Agreement briefly identifying the contents of all omitted Schedules and Exhibits. ADP hereby agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon its request.


Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERICAN DENTAL PARTNERS, INC.



September 23, 1999                     By /s/  Ronald M. Levenson
                                          -------------------------------
                                          Ronald M. Levenson, Senior Vice
                                          President, Chief Financial Officer and
                                          Treasurer
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                                 EXHIBIT INDEX


Exhibit
  No.    Description of Exhibit
-------  ----------------------

  2 Asset Purchase Agreement dated September 21, 1999 among American Dental Partners, Inc., American Dental Partners of California, Inc., Rouhe, Harris, Douglass, Elias & McEwen, A Professional Dental Corporation, Dental Associates of Riverside, Dental Associates of Moreno Valley, and Dental Associates of Corona (collectively, "Sellers"), and the shareholders and partners of Sellers.

  99     Press release issued by American Dental Partners, Inc. on September 22,
         1999